Exhibit 10.1

CUSTODIAN AGREEMENT

CUSTODIAN AGREEMENT dated as of January 19, 2005 (this “Agreement”), by and between THE BANK OF NEW YORK, a banking corporation organized under the laws of the State of New York and having an office at 101 Barclay Street, New York, New York 10286, in its capacity as trustee (“Trustee”) of the iShares COMEX Gold Trust (the “Trust”), and THE BANK OF NOVA SCOTIA, a bank organized under the laws of Canada, and having an office at One Liberty Plaza, New York, New York 10006, as agent for Trustee (“Custodian”).

WHEREAS, Trustee wishes to establish an account with Custodian to hold and maintain certain property which Trustee holds in its capacity as Trustee; and

WHEREAS, Custodian agrees to establish such custody account and to hold and maintain the property in such account on the terms and conditions herein set forth.

NOW, THEREFORE, in consideration of the premises and of the agreements hereinafter set forth, Trustee and Custodian agree as follows:

1. Establishment of Account.

(a) Custodian shall establish and maintain one or more custodial accounts entitled “The Bank of New York, as trustee of the iShares COMEX Gold Trust” (collectively, the “Account”) for the receipt and maintenance of: (i) Gold bars delivered to Custodian as contemplated in the Creation and Redemption Procedures attached hereto as Annex 1 (the “Procedures”); (ii) Gold received by the Custodian on an Unallocated Basis, as contemplated by the Procedures; and (iii) cash or other assets of the Trustee which may come under the possession of the Custodian (all assets held in the Account are collectively referred to as the “Property”).

(b) For purposes of this Agreement:

“Gold” means (1) gold that (i) would be eligible for delivery in settlement of a COMEX gold futures contract in accordance with COMEX Rules (“COMEX Gold”) or (ii) meets the requirements of “good delivery” under the rules of the London Bullion Market Association (“LBMA Gold”) and (2) credit to an account on an Unallocated Basis representing the right to receive gold that meets the requirements of part (1) of this definition.

“Unallocated Basis” means that the person in whose name gold is so held is entitled to receive delivery of gold in the amount standing to the credit of that person’s account, but that person has no ownership interest in any particular gold that the custodian maintaining that account owns or holds.

(c) The ownership of Property in the Account, whether any such Property is held by Custodian (including in its account at The Bank of England) or by a Sub-Custodian (as defined in Section 5) shall be clearly recorded on Custodian’s books as belonging to Trustee. To the extent Property is physically held in the Account, such Property shall also be physically segregated from the general assets of Custodian, the assets of Trustee in its individual capacity and the assets of Custodian’s other customers, except in the case of Gold held on an Unallocated Basis or held through the Custodian’s account at The Bank of England.

(d) Custodian will at all times take reasonable action to minimize the amount of Gold in the Account that is on an Unallocated Basis. Custodian shall allocate Gold bars to the Account so that no more than 430 Ounces of Gold is held in the Account on an Unallocated Basis at the close of each business day of the Custodian.

2. Representations and Warranties of Custodian. Custodian hereby represents and warrants that, as of the date of this Agreement and as of any date on which Gold is credited to, debited from, or substituted in, the Account:

(a) it is a bank, duly organized under the laws of its country of organization as set forth above, and it is regulated as such by that country’s government or an agency thereof;

(b) it has and shall maintain during the term of this Agreement at least the minimum amount of capital required to be an approved depository in respect of gold futures traded on COMEX;

(c) this Agreement has been duly authorized, executed and delivered on its behalf and constitutes the legal, valid and binding obligation of Custodian;

(d) the execution, delivery and performance of this Agreement by Custodian do not and will not violate any applicable law or regulation and do not require the consent of any governmental or other regulatory body except for such consents and approvals as have been obtained, which are identified on Schedule A hereto and which are in full force and effect; and

(e) Gold substituted by it for other Gold previously held in the Account meets part (1) of the definition of “Gold” in this Agreement and has a fine weight at least equal to the fine weight of the Gold for which it was substituted.

3. Undertakings and Agreements of Custodian. Custodian hereby undertakes and agrees that, so long as any Property is held in the Account:

(a) Insurance. Custodian shall maintain adequate insurance in support of the indemnification provided for in Section 11 hereof, and otherwise covering any loss of Property. Custodian shall provide Trustee with evidence of such insurance coverage as of the date of this Agreement and thereafter upon Trustee’s request. Such insurance coverage will not be reduced without 30 days’ prior written notice to Trustee. Upon reasonable prior written notice, in connection with the preparation of the initial registration statement under the Securities Act of 1933 for shares of the Trust or any amendment to that registration statement or any subsequent registration statement for those shares, Custodian will allow its insurance to be reviewed by Trustee, the Sponsor, any underwriter mentioned in that registration statement or amendment and their respective counsel. However, Custodian may require any party seeking to review its insurance under the preceding sentence, as a condition of making that review, to execute a reasonable confidentiality agreement in a form determined by Custodian in its reasonable discretion covering that review.

(b) Charges; Liens. The Property shall not be subject to any right, charge, security interest, lien or claim of any kind in favor of Custodian, any Sub-Custodian or any creditor of any of them, except a claim of payment for the safe custody and administration of the Property or, in the case of cash deposits, liens or rights in favor of creditors of the Custodian arising under bankruptcy, insolvency, or similar laws. Custodian shall not loan, hypothecate, pledge or otherwise encumber any Property in the Account absent Trustee’s written instructions.

(c) Transferability. Beneficial ownership of the Property shall be freely transferable without the payment of money or value other than for safe custody or administration.

(d) Records. Adequate records will be maintained by Custodian identifying the Property as belonging to Trustee. Such records shall include, with respect to the Account, (i) journals or other records of original entry containing an itemized daily record in detail of all receipts and deliveries of Property (including adequate information to uniquely identify each bar of Gold received in or delivered from the Account, except for Gold held on an Unallocated Basis) and all receipts and disbursements of cash; (ii) ledgers (or other records) reflecting (A) Property in physical possession of Custodian, or held by any Sub-Custodian, and (B) Gold held on an Unallocated Basis, and allocations made daily in respect thereof, as provided in Section 17; and (iii) such other books and records as Trustee may reasonably request.

(e) Reports. For each business day, not later than 9:00 a.m., New York time on the following business day, Custodian shall transmit to Trustee by facsimile message signed by an Authorized Person of the Custodian set forth on Schedule B-2 and by e-mail information showing the movement of Gold into and out of the Account, identifying separately each transaction and any substitution or relocation of Gold made under Section 4(e). Custodian shall supply to Trustee at least monthly, within ten business days following the end of each calendar month, by facsimile message signed by an Authorized Person of the Custodian a written statement which (i) lists all Property held in the Account including a weight list for the Gold in the Account (other than Gold held on an Unallocated Basis) containing information sufficient to uniquely identify each bar of Gold; (ii) identifies the entity having physical possession of such Property; and (iii) details all transactions involving the Account, including daily balances held on an Unallocated Basis and all transfers to or from the Account or any account with a Sub-Custodian containing Property held for the benefit of Trustee and Account and any substitutions or relocations of Gold held in the Account. Such reports shall also include any other information that Trustee may reasonably request. Custodian shall provide additional weight lists to the Trustee upon request from the Trustee. For each business day, not later than 9:00 a.m., New York time on the following business day, Custodian shall transmit to COMEX by facsimile message signed by an Authorized Person of Custodian set forth on Schedule B-2 a report showing the total number of fine ounces of Gold held in the Account in each of (1) New York, (2) London and (3) any other location, and showing in each case the amount of Gold that in the form of (i) 400 ounce bars and (ii) 100 ounce or 1 kilogram bars. The parties understand and agree that Custodian: (x) will not know, and (y) will not have any duty to determine, and (z) except as provided in Section 2, in making any report required under this Agreement, will not be considered to be making any representation or warranty as to whether in fact the Gold deposited with it contains the amount of pure gold indicated on the bars. Except for Gold deposited by it in substitution for other Gold held in the Account, CUSTODIAN DISCLAIMS ALL LIABILITY FOR THE GENUINENESS AND FINENESS OF GOLD DEPOSITED WITH IT UNDER THIS AGREEMENT.

(f) Notice of Changes. Custodian shall notify Trustee immediately in writing if (i) Custodian receives notice of any claim against the Property other than a claim for payment of safe custody or administration permitted by this Agreement; (ii) Custodian shall otherwise fail to comply with any of the provisions of this Agreement; or (iii) any of the representations and warranties in Section 2 shall cease to be true and correct.

(g) Location of Gold. Gold in the Account shall be held by the Custodian (or a Sub-Custodian pursuant to Section 5) at (i) facilities that are licensed or designated for the storage of gold by COMEX or (ii) in the case of LBMA Gold, premises located in the State of New York, or in Toronto, Canada, Montreal, Canada, or London, England (or within a 100 mile radius from each of Toronto, Montreal or London), or in another location agreed in writing between the parties with the Sponsor’s approval.

(h) Capacity. Custodian will have no obligation to accept a deposit of Gold under this Agreement if it lacks Capacity. Custodian lacks “Capacity” to accept a proposed deposit of Gold if and to the extent that (i) there is not enough physical space in vaults available to the Custodian in the relevant location to store Gold at that location or, in the case of Gold held by the Custodian at The Bank of England, after giving effect to the proposed deposit, Gold at The Bank of England would exceed the maximum amount of Gold belonging to the Trust that the Custodian has agreed to store at that facility, (ii) vault facilities available to Custodian in the relevant location cannot accept that Gold on the proposed date of deposit or (iii) after giving effect to the proposed deposit, the value of all Gold held in the Account would exceed $2 billion.

4. Powers and Duties of Custodian.

(a) Delivery, Receipt and Maintenance of Property. Custodian shall receive, hold, release and deliver Property from the Account only in accordance with this Agreement and the Procedures.

(b) Release of Property. No Property held in the Account shall be released in any manner whatsoever except upon written instructions of Trustee. Custodian will deliver Gold by making Gold bars available for collection at its office or at the office of a Sub-Custodian at which the Gold is held. However, Custodian will, upon the order of the Trustee, deliver amounts of up to 430 troy ounces of gold on an Unallocated Basis.

(c) Payment of Taxes. Unless Trustee otherwise instructs Custodian, Custodian shall pay or cause to be paid from the Account any and all taxes and levies in the nature of taxes imposed on the Property by any governmental authority and shall use its best efforts to secure relief from taxation and other privileges and benefits with respect to the Property; provided that Custodian shall provide to Trustee an advice or notification as to any such payments, and provided further that Custodian shall not liquidate any Gold in order to make such payments without the prior written consent of Trustee. Custodian will furnish Trustee with written explanations of its efforts to secure such relief. Trustee shall promptly reimburse Custodian for the amount of any taxes or levies paid by the Custodian under this Section 4(c).

(d) Other Information. Custodian shall provide to Trustee (i) its most recent audited financial statements promptly after such statements are prepared; (ii) a copy of any reports obtained by Custodian on the accounting system and internal accounting controls and procedures used by any Sub-Custodian at which any Property is held; (iii) information regarding Custodian’s policies and procedures, the local law applicable to its activities, and the overall regulatory and economic environment in which it operates; and (iv) the names and addresses of the governmental agencies or regulatory authorities which supervise or regulate Custodian and any Sub-Custodian with which Property has been deposited pursuant to this Agreement.

(e) Substitution and Relocation of Gold. With the prior approval of Trustee (in consultation with the Sponsor), Custodian may (i) substitute other Gold for Gold held in the Account, provided that there is no change in the total number of fine troy ounces of Gold held in the Account and (ii) at its own risk and expense, move Gold held in the Account from one location to another location otherwise permitted under this Agreement; provided that, if it becomes necessary to move Gold from The Bank of England to another location permitted under this Agreement for purposes of making warehousing space available at The Bank of England at the request of an Authorized Participant wishing to make delivery of Gold at The Bank of England, Custodian shall have no obligation to proceed with such relocation until it has received adequate assurances (in the Custodian’s sole discretion) that the actual relocation expenses will be assumed by such Authorized Participant or other third party.

(f) Purchases of Gold by Custodian. When requested by Trustee on any day on which the COMEX is open for regular trading, Custodian will purchase from Trustee for cash and for same day settlement, the amount of Gold that the Trustee specifies as necessary to pay the expenses of the Trust at a price per ounce equal to the settlement price for the expiring COMEX gold futures contract for that day. Custodian will pay to the Trustee the proceeds of each purchase of Gold made under this Section 4(f) when requested by the Trustee or otherwise on the first day on which COMEX is open for regular trading following the end of the month in which the purchase was made.

5. Use of Subcustodians.

(a) Qualifications. Custodian may, with the prior written consent of Trustee, entrust Gold held in the Account to a specified subcustodian that is eligible to act as a custodian of Gold under applicable laws and regulations (a “Sub-Custodian”) selected by Custodian with due care.

(b) Separate Account; Bookkeeping; Instructions. Gold held by a Sub-Custodian shall be kept in an account of Custodian at such Sub-Custodian, and Custodian shall separately identify on its books Gold that is so held on behalf of Trustee. The account of Custodian with each such Sub-Custodian shall be subject only to the instructions of Custodian.

(c) Monitoring. Custodian shall monitor the conduct of each Sub-Custodian, and promptly advise Trustee of any difficulties or problems (financial, operational or otherwise) existing with respect to such Sub-Custodian of which Custodian is aware and shall take appropriate and lawful action to protect and safekeep Trustee’s Property deposited with such Sub-Custodian, including to the extent feasible, the withdrawal of such Property from such Sub-Custodian.

(d) Access and Inspection. Custodian shall not entrust Gold held in the Account to any Sub-Custodian other than The Bank of England unless that Sub-Custodian grants rights of access and inspection to records and Gold that are similar to those granted by Custodian in Section 7.

6. Use of Agents. Custodian is authorized in its discretion to use agents in connection with Custodian’s handling of transactions hereunder, provided that any such use shall not relieve Custodian of any of its responsibilities or liabilities hereunder.

7. Access to Records; Inspection Rights. Custodian shall permit officers and properly designated representatives of Trustee and independent public accountants for the Trust identified by Trustee reasonable access to the records of the Account for the purpose of confirming the content of those records. Upon at least ten days’ prior notice, during Custodian’s regular banking hours, any officer or properly designated representative of Trustee, any independent public accountants for the Trust identified by Trustee and any person designated by any regulatory authority having jurisdiction over Trustee or the Trust shall be entitled to examine on Custodian’s premises (i) the Property held by Custodian on its premises pursuant to this Agreement and (ii) Custodian’s records regarding the Property held hereunder at a Sub-Custodian in accordance with Section 5 hereof, but only upon receipt from Trustee of properly authorized instructions to that effect. In addition, Custodian shall cooperate with Trustee in providing to Trustee’s external auditors and the Trust’s external auditors such reports (or portions thereof) of the external auditors of Custodian as relate directly to Custodian’s system of internal accounting controls and procedures applicable to its duties under this Agreement. Unless it has received at least ten days’ prior notice and reasonable assurances (in the Custodian’s sole discretion) that any costs and expenses incurred in connection therewith will be indemnified to Custodian, Custodian shall not be required to (a) move to Custodian’s premises any Property held at a Sub-Custodian for purposes of making it available for inspection as provided herein or (b) with respect to Property held through Custodian’s account at The Bank of England, move to a Sub-Custodian or other location Property for purposes of making it available for inspection as provided herein, it being understood that Property held through Custodian’s account at The Bank of England cannot be inspected on the premises of The Bank of England.

8. Instructions from Trustee; Other Notices; Addresses.

(a) Instructions from Trustee. Whenever in this Agreement it is provided that Custodian is authorized to act or refrain from acting on instructions, approval or consent of, or notice from, the Trustee, Custodian is so authorized to act or refrain from acting only on instructions, approval, consent or notice given in accordance with this Section 8(a). As used in this Section 8(a), the term “instructions” shall be deemed to include approvals, consents or notices. Custodian is authorized to rely and act upon written instructions signed by an authorized person designated in the schedule attached hereto as Schedule B-l (“Authorized Persons”), as such Schedule may be changed from time to time by written notice to Custodian from Trustee. Instructions in writing shall include (i) instructions in writing (including facsimile transmissions) signed by an Authorized Person; (ii) telex or tested telex instructions of Trustee and S.W.I.F.T. messages; and (iii) such other forms of communication as may be agreed upon from time to time by Trustee and Custodian. Except where otherwise provided in this Agreement, Custodian is further authorized to rely upon instructions received orally or by any other means which are identified as having been given by an Authorized Person and which conform to any agreement which might be entered between Trustee and Custodian regarding the method of identification or the means of transmission of such instructions. Any oral instructions shall be promptly confirmed in writing.

(b) Other Notices; Addresses. Except as otherwise specifically provided herein, all notices contemplated by this Agreement shall be in writing signed by an Authorized Person listed on Schedule B-l or Schedule B-2, as applicable, and, except as otherwise agreed in writing from time to time by the parties, shall be given by facsimile transmission, telex or tested telex, courier, or first-class mail, postage prepaid. Such notices shall be given, and shall be deemed given when received, at the addresses set forth in Schedule C hereto, as such Schedule may be amended from time to time upon prior written notice from the Trustee to the Custodian or from the Custodian to the Trustee, as the case may be.

9. Subrogation. Trustee and the Trust shall be subrogated to the rights of Custodian with respect to any claim against a Sub-Custodian or any other person for any loss or damage suffered by Trustee or the Trust if and to the extent that Trustee and the Trust have not been made whole for such loss or damage, and Custodian hereby assigns all such rights to Trustee. The exercise by Trustee of the rights granted in this Section 9 shall not affect Custodian’s liabilities under Section 11 of this Agreement.

10. Annual Certificate. Custodian shall deliver annually to Trustee and more frequently if requested by Trustee, a certificate dated the date of delivery, certifying that Custodian has, since the date of this Agreement or the date of the preceding such certificate, complied with the terms and conditions of this Agreement and that Custodian’s representations and warranties in Section 2 of this Agreement continue to be true and correct.

11. Liability of Custodian; Indemnification.

(a) Custodian shall be liable for and shall indemnify Trustee for, and hold Trustee harmless from, any loss, damage, cost, judgment, expense or any other liability (including, but not limited to legal fees and expenses) (“Losses”) incurred by Trustee (individually or in its capacity as Trustee) relating to or arising from, directly or indirectly, any breach of the representations and warranties of

Custodian contained in this Agreement or any act or omission of Custodian under this Agreement, including, without limiting the generality of the foregoing, (i) any failure by Custodian to act or refrain from acting in accordance with instructions under Section 8(a) from Trustee; and (ii) any physical loss, destruction or damage to the Property, except, in each case, for Losses arising from nuclear fission or fusion, radioactivity, war, terrorist event, invasion, insurrection, civil commotion, riot, strike, act of government or public authority, act of God or a similar cause that is beyond the control of Custodian. Trustee shall notify Custodian promptly of any proceeding or claim for which Trustee may seek indemnity, and the Custodian shall cooperate fully with the Trustee with respect to any such proceeding or claim. Custodian’s deposit of Gold held in the Account with a Sub-Custodian pursuant to Section 5 hereof shall not affect Custodian’s responsibilities or liabilities or in any way limit or relieve Custodian of its responsibilities or liabilities under this Section 11, and Custodian shall remain fully liable with respect to such Property as if it had itself retained physical possession of it.

(b) Trustee shall indemnify Custodian for and hold Custodian harmless against any loss or claim, including reasonable fees of counsel, resulting from acts of omissions by Custodian in compliance with instructions from Trustee in accordance with Section 8(a) that Custodian reasonably believes were given by an Authorized Person of Trustee, including instructions to release Property from the Account to a person designated by Trustee.

12. Fees and Expenses. Fees and expenses for the services rendered by Custodian under this Agreement shall be payable in accordance with the fee agreement which has been executed by the parties hereto and Barclays Global Investors, N.A. (the “Sponsor”), as that agreement may be amended from time to time by the parties to it in accordance with its terms.

13. Termination. This Agreement may be terminated (a) by Trustee immediately without prior notice to Custodian upon the occurrence of any event specified in clauses (i), (ii) and (iii) of Section 3(f); or (b) by either party upon sixty (60) days’ prior written notice to the other, sent by certified or registered mail, express courier, facsimile, telex or telegram; provided, that the provisions of Sections 9, 11 and 15 hereof shall survive the termination of this Agreement. Upon the termination date, Custodian shall deliver all Property held in the Account to Trustee (or to such successor custodian as Trustee may specify before the termination date).

14. Confidentiality. Subject to the foregoing provisions of this Agreement and subject to any applicable law, Custodian shall use its best efforts to maintain the confidentiality of matters concerning the Property in the Account.

15. Choice of Law; Submission to Jurisdiction.

(a) This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of New York, without giving effect to conflict of laws principles. All actions and proceedings relating to or arising from, directly or indirectly, this Agreement may be brought by Trustee in courts located within the State of New York, and shall be litigated only in courts located within the State of New York if brought by Custodian against Trustee. The parties hereto hereby waive the right to a trial by jury in any such action or proceeding brought by Trustee or Custodian, and Custodian hereby submits to the personal jurisdiction of such courts and to the personal jurisdiction of any court or administrative agency in which any action or proceeding is brought by any person (other than Custodian) against Trustee, relating to or arising from, directly or indirectly, any act or omission of Custodian under this Agreement.

If the Custodian does not maintain an office in The City of New York, the Custodian shall appoint and maintain an agent located in The City of New York upon whom process may be served in any action or proceeding which may be instituted by the Trustee or by any other person in any court or administrative agency relating to or arising from, directly or indirectly, any act or omission of Custodian under this Agreement. If the Custodian is required to maintain an agent for service of process under the preceding sentence, the Custodian shall notify the Trustee of the appointment of that agent and provide Trustee with evidence of acceptance by that agent of that appointment. Service of process upon such agent at the office of such agent for service of process shall be deemed in every respect effective service of process upon the Custodian in any such action or proceeding. The Custodian further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue in force such designation and appointment of such agent or its successor.

16. Legal Opinion. Custodian will furnish to Trustee an opinion of counsel acceptable to Trustee addressed to Trustee and dated the date hereof to the effect that:

(a) the execution, delivery and performance by Custodian of this Agreement have been duly authorized by Custodian and do not and will not violate any applicable law or regulation and do not require the consent of any governmental or other regulatory body except for such consents and approvals as have been obtained and set forth on Schedule A hereto; and

(b) this Agreement has been duly executed and delivered by Custodian and constitutes the legal, valid and binding obligation of Custodian, enforceable in accordance with its terms.

17. Procedures. Trustee and Custodian agree that the provisions of the Procedures are hereby incorporated into and made a part of this Agreement and Custodian agrees to comply with the Procedures. Trustee, with the prior written consent of Sponsor, may modify the Procedures from time to time upon reasonable advance notice and, if the modifications relate to the duties of Custodian, after consultation with Custodian.

18. Miscellaneous. Except as otherwise specifically provided in this Agreement, this Agreement may not be amended nor may any provision hereof be waived except by writing signed by the party against whom enforcement is sought. Any provisions of this Agreement that require the consent of, or consultation with, the Sponsor are intended for the benefit of the Sponsor and may not be amended or modified without the Sponsor’s written consent. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which constitute one and the same instrument. This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns; provided, that this Agreement shall not be assignable by either party without the prior written consent of the other. This Agreement contains the entire agreement between Custodian and Trustee relating to custody of Property held by Custodian on behalf of Trustee and supersedes all prior agreements and understandings relating to such subject matter. The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision; and if any provision is held to be unenforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect. The captions included in this Agreement are included only for the convenience of the parties and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. Capitalized terms used in this Agreement (including its attachments) that are defined in the Depositary Trust Agreement dated as of the date of this Agreement between the Sponsor and Trustee and not otherwise defined in this Agreement shall have the meanings given them in that agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and sealed by their respective officers thereunto duly authorized.

THE BANK OF NOVA SCOTIA		THE BANK OF NEW YORK, as Trustee of the iShares COMEX Gold Trust

By:		By:	/s/ ALFRED L. IRVING
	Name:		Name: Alfred L. Irving
	Title:		Title: VP

Custodian Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and sealed by their respective officers thereunto duly authorized.

THE BANK OF NOVA SCOTIA		THE BANK OF NEW YORK, as Trustee of the iShares COMEX Gold Trust

By:	/s/ RICHARD MASLOBI	By:	/S/ BARRY WASNATEEN
Name:	Richard Maslobi	Name:	Barry Wasnateen
Title:	Director	Title:	VICE-CHAIRMAN
GLOBAL HEAD FX AND PRECIOUS METALS

SCHEDULE A

NECESSARY CONSENTS

Dated January 19, 2005

None

SCHEDULE B-l

AUTHORIZED PERSONS OF TRUSTEE

Dated January 19, 2005

The names, titles and specimen signatures of the “Authorized Persons” of Trustee are as follows:

Name	Title	Signature
[ ]	[ ]	[ ]

[ ]	[ ]	[ ]

[ ]	[ ]	[ ]

SCHEDULE B-2

AUTHORIZED PERSONS OF CUSTODIAN

Dated January 19, 2005

The names, titles and specimen signatures of the “Authorized Persons” of Custodian are as follows:

Name	Title	Signature
[ ]	[ ]	[ ]

[ ]	[ ]	[ ]

[ ]	[ ]	[ ]

SCHEDULE C

NOTICES

Dated January 19, 2005

If to Trustee:	[ ]

If to Custodian:	[ ]

With a copy to:	[ ]

If to COMEX:	[ ]

ANNEX 1

PROCEDURES

CONFORMED COPY

iShares COMEX Gold Trust

Creation and Redemption Procedures

Dated as of January 19, 2005

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION		S1-1

Section 1.01.	Definitions	S1-1

Section 1.02.	Interpretation	S1-2

Section 1.03.	Conflicts	S1-3

ARTICLE II CREATION PROCEDURES		S1-3

Section 2.01.	Initial Creation of iShares	S1-3

Section 2.02.	Subsequent Creation of iShares	S1-3

ARTICLE III REDEMPTION PROCEDURES		S1-7

Section 3.01.	Redemption of iShares	S1-7

-i-

iSHARES COMEX GOLD TRUST

CREATION AND REDEMPTION PROCEDURES

adopted by the Sponsor and the Trustee (each as defined below) as of January 19, 2005

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01. Definitions. For purposes of these Procedures, unless the context otherwise requires, the following terms will have the following meanings:

“Authorized Participant” shall have the meaning ascribed to the term in the introductory paragraph of the Authorized Participant Agreement.

“Authorized Participant Agreement” shall mean the Authorized Participant Agreement to which these Procedures are attached as Schedule 1.

“Authorized Representative” shall mean, with respect to an Authorized Participant, each individual who, pursuant to the provisions of the Authorized Participant Agreement between such Authorized Participant and the Trustee, has the power and authority to act on behalf of the Authorized Participant in connection with the placement of Purchase Orders or Redemption Orders and is in possession of the personal identification number (PIN) assigned by the Trustee for use in any communications regarding Purchase or Redemption Orders on behalf of such Authorized Participant.

“Basket” shall have the meaning ascribed to the term in Section 1.1 of the Trust Agreement.

“Basket Gold Amount” shall have the meaning ascribed to the term in Section 1.1 of the Trust Agreement.

“Business Day” shall have the meaning ascribed to the term in Section 1.1 of the Trust Agreement.

“COMEX” means Commodity Exchange, Inc., a subsidiary of New York Mercantile Exchange, Inc.

“COMEX Relevant Price” shall have the meaning ascribed to the term in Section 1.1 of the Trust Agreement.

“Creation” means the process that begins when an Authorized Participant first indicates to the Trustee its intention to purchase one or more Baskets pursuant to these Procedures and concludes with the issuance by the Trustee and Delivery to such Authorized Participant of the corresponding number of iShares.

“Creation and Redemption Line” shall mean a telephone number designated as such by the Trustee and communicated to each Authorized Participant in compliance with the notice provisions of the respective Authorized Participant Agreement.

“Custodial Account” shall mean the account established by the Trustee with the Custodian pursuant to the Custodian Agreement.

“Custodian Day” shall mean a day on which the facilities at which a Delivery of Gold is to take place to or by the Custodian on behalf of the Trust are open for business.

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“Custodian” shall mean The Bank of Nova Scotia, a bank organized under the laws of Canada, in its capacity as custodian under the Custodian Agreement, and any successor thereto or additional custodian appointed in compliance with the provisions of the Trust Agreement and the Custodian Agreement.

“Custodian Agreement” shall mean the Custodian Agreement dated as of January 19, 2005 by and between the Trustee and the Custodian.

“Delivery” shall mean a delivery of Gold or Shares, as applicable, in each case effected according to the definition of “Deliver” in Section 1.1 of the Trust Agreement.

“DTC” shall mean The Depository Trust Company, its nominees and their respective successors.

“Fine Ounces” shall have the meaning ascribed to the term in Section 1.1 of the Trust Agreement.

“Gold” shall have the meaning ascribed to the term in Section 1.1 of the Trust Agreement.

“iShares” shall mean shares issued by the Trustee representing fractional, undivided interests in the net assets of the Trust.

“Initial Creation” shall mean the initial creation of iShares pursuant to the provisions of Section 2.01.

“Order Cut-Off Time” shall have the meaning ascribed to the term in Section 1.1 of the Trust Agreement.

“Order Date” shall have, (i) with respect to a Purchase Order, the meaning ascribed to the term in Section 2.3 of the Trust Agreement; and (ii) with respect to a Redemption Order, the meaning ascribed to the term in Section 2.6 of the Trust Agreement.

“Purchase Order” shall mean an order to purchase one or more Baskets in the form attached hereto as Annex I.

“Redemption Order” shall mean an order to redeem one or more Baskets in the form attached hereto as Annex II.

“Sponsor” shall mean Barclays Global Investors, N.A., a national banking association, in its capacity as sponsor under the Trust Agreement.

“Trustee” shall mean The Bank of New York, a New York banking corporation, in its capacity as Trustee under the Trust Agreement, and any successor thereto in compliance with the provisions thereof.

“Trust” shall mean the iShares COMEX Gold Trust, a trust governed by the provisions of the Trust Agreement.

“Trust Agreement” shall mean the Depositary Trust Agreement dated as of January 19, 2005 among the Trustee, the Sponsor, all owners and beneficial owners from time to time of iShares and all depositors.

“Unallocated Basis” shall have the meaning ascribed to the term in Section 1.1 of the Trust Agreement.

Section 1.02. Interpretation. In these Procedures:

Unless otherwise indicated, all references to Sections, clauses, paragraphs, schedules or exhibits, are to Sections, clauses, paragraphs, schedules or exhibits in or to these Procedures.

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The words “hereof, “herein”, “hereunder” and words of similar import shall refer to these Procedures as a whole, and not to any individual provision in which such words may appear.

A reference to any statute, law, decree, rule, regulation or other applicable norm shall be construed as a reference to such statute, law, decree, rule, regulation or other applicable norm as re-enacted, re-designated or amended from time to time.

A reference to any agreement, instrument or document shall be construed as a reference to such agreement, instrument or document as the same may have been amended from time to time in compliance with the provisions thereof.

Section 1.03. Conflicts. In case of conflict between any provision of these Procedures and the terms of the Trust Agreement, the terms of the Trust Agreement shall control.

ARTICLE II

CREATION PROCEDURES

Section 2.01. Initial Creation of iShares. The initial creation of iShares will take place in compliance with such procedures as the Trustee, the Sponsor and the initial Depositor may agree.

Section 2.02. Subsequent Creation of iShares. After the Initial Creation, the issuance and Delivery of iShares shall take place only in integral numbers of Baskets in compliance with the following rules:

a. Authorized Participants wishing to acquire from the Trustee one or more Baskets shall place a Purchase Order with the Trustee no later than 4:00 p.m. (New York time) on any Business Day; provided, however, that only Purchase Orders received by the Trustee prior to the Order Cut-Off Time on a Business Day on which a COMEX Relevant Price is announced shall have such Business Day as the Order Date. Purchase Orders received by the Trustee on or after the Order Cut-Off Time on a Business Day, or on a Business Day on which COMEX does not announce a COMEX Relevant Price, shall be considered received at the opening of business on the next Business Day on which a COMEX Relevant Price is announced and shall have as their Order Date such next Business Day.

b. For purposes of paragraph “a” above, a Purchase Order shall be deemed “received” by the Trustee only when each of the following has occurred:

(i) An Authorized Representative shall have placed a telephone call to the Trustee’s Creation and Redemption Line informing the Trustee that the Authorized Participant wishes to place a Purchase Order for a specified number of Baskets, and the location or locations where the Authorized Participant intends to make Delivery of the Basket Gold Amount corresponding to each Basket (such locations to be limited to those where, in compliance with the Custodian Agreement, the Custodian is authorized to hold Gold on behalf of the Trust).

(ii) Within one hour following such telephone call, the Trustee shall have received, via facsimile or electronic mail message, a duly completed, irrevocable Purchase Order executed by an Authorized Representative of such Authorized Participant.

c. The Trustee will ask the Custodian to confirm whether delivery can be made at the locations indicated by the Authorized Participant. The Custodian shall have no obligation to take delivery

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if the Custodian confirms to the Trustee that it cannot take delivery because of lack of capacity. For purposes of the foregoing sentence, there will be a lack of capacity if, after giving effect to the proposed delivery, the amount of Gold held at the relevant location would exceed: (i) the maximum amount of Gold that can be physically stored in vaults available to the Custodian at such location or, in the case of Gold held for the Custodian at The Bank of England, the maximum amount of Gold belonging to the Trust that the Custodian has agreed to accept at that facility; and (ii) the maximum amount of gold that can be physically accepted on a given date at vaults available to the Custodian in the relevant location. The Custodian will also be deemed to lack “capacity” to accept additional Gold if, after giving effect to a new delivery, the value of Gold held in the Custodial Account would exceed $2 billion.

d. Before accepting a Purchase Order, the Trustee shall make sure that there exists at least one location at which the Authorized Participant is willing to Deliver, and the Custodian is capable of accepting, the requisite amount of Gold in connection with such Purchase Order. Should the Trustee elect to accept the Purchase Order, it shall communicate its decision by sending to the Authorized Participant (with copies to the Custodian at the offices of the Custodian in New York and at each location at which the Authorized Participant will be expected to Deliver Gold pursuant to “c” above), via facsimile or electronic mail message, no later than 5:00 p.m. (New York time) on the Order Date for such Purchase Order a copy of the corresponding Purchase Order endorsed “Accepted” by the Trustee and indicating the Basket Gold Amount that the Authorized Participant shall Deliver to the Custodian in respect of each Basket. Prior to the transmission of the Trustee’s acceptance as specified above, a Purchase Order will only represent the Authorized Participant’s unilateral offer to deposit Gold in exchange for Baskets of iShares and will have no binding effect upon the Trust, the Trustee, the Custodian or any other party.

e. Unless waived by the Trustee, the Authorized Participant will be responsible for the cost of transportation of Gold to the location where it is to be Delivered, as well as for the cost of transportation of any Gold that has to be removed from a location at which the Authorized Participant wishes to make Delivery in order to make capacity available for such Delivery at such location. The Basket Gold Amount corresponding to each Basket must be delivered at the locations specified by the Custodian. If the location so specified by the Custodian is not The Bank of England, delivery of the Basket Gold Amount must be made no later than 11:30 a.m. (local time at the place of Delivery) on the first Custodian Day following the Order Date. If the location so specified by the Custodian is The Bank of England, delivery of the Basket Gold Amount must be made no later than 11:30 a.m. (London time) on the third Custodian Day following the Order Date. If the location specified by the Custodian is not The Bank of England, delivery may be made for deposit either in the Trustee’s Custodial Account or in an account of the Authorized Participant with the Custodian. If the location specified by the Custodian is The Bank of England, delivery must be for deposit in the Custodian’s account at The Bank of England. If delivery is made for deposit in the Authorized Participant’s account with the Custodian, it will be accompanied by an irrevocable order to the Custodian authorizing the transfer of the Gold so delivered to the Trustee’s Custodial Account against the delivery by the Trustee of the corresponding number of iShares as provided in paragraph “h” or “i” below, as applicable. The Authorized Participant shall contact the Custodian to obtain information regarding the location of the facilities where Delivery shall take place. The Custodian shall take all necessary measures to ensure that the facilities at which Delivery is to take place in respect of a Purchase Order are prepared to take such Delivery no later than 11:30 a.m. (local time at the place of Delivery) on the first Custodian Day following the applicable Order Date.

f. Gold shall be Delivered to the Custodian in the form of Gold bars only and must be accompanied by the corresponding bar list; provided, that an amount of Gold not exceeding 430 Ounces may be Delivered to the Custodian on an Unallocated Basis. Gold that has been Delivered to the Custodian no later than 11:30 a.m. (local time at the place of Delivery) on a Custodian Day shall be allocated by the Custodian to the Trustee’s Custodial Account no later than 9:00 a.m. (New York time) (A) on the date of such Delivery, in the case of Gold delivered to the Custodian’s account at The Bank of

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England, (B) on the second Custodian Day following the date of such Delivery, provided that it does not exceed (i) in the case of Gold already in the possession of the Custodian prior to such Delivery, 500,000 Fine Ounces, and (ii) in the case of Gold that was not in the possession of the Custodian prior to such Delivery, 50,000 Fine Ounces, or (C) on the fourth Custodian Day following the date of such Delivery, in the case of more than 50,000, but less than 100,000, Fine Ounces of Gold that was not in the possession of the Custodian prior to such Delivery. In all other cases Gold Delivered to the Custodian shall be allocated by the Custodian to the Trustee’s Custodial Account as soon as practicable.

g. The Custodian shall allocate Gold to the Trustee’s Custodial Account by (i) making entries in the Custodian’s books and records to identify such Gold as being held for the Trust, it being understood that such entries shall identify each bar of Gold so allocated by refiner, assay, serial number and gross and fine weight; (ii) physically segregating from Gold held by the Custodian for its own account or on behalf of other clients the Gold so allocated to the Trustee’s Custodial Account; and (iii) sending to the Trustee, via signed facsimile and electronic mail message, a written confirmation of the allocation, including the identification of the bars allocated as described above; provided, however, that in the case of Gold delivered to The Bank of England for credit to the Custodian’s account, for as long as such Gold remains in the possession of The Bank of England, the allocation of such Gold to the Custodial Account shall only require the book entries referred to in clause (i) above, and upon the completion of such entries such Gold, although held by The Bank of England in the Custodian’s account, will be the absolute property of the Trust. Any Gold received by the Custodian on an Unallocated Basis in compliance with the provisions of paragraph “f” above, shall be transferred to the Trustee’s Custodial Account by the Custodian.

h. On the third Custodian Day following the Order Date corresponding to a Purchase Order, or on such earlier date as the Trustee in its discretion may agree, the Trustee shall issue the aggregate number of iShares corresponding to the Baskets ordered by the Authorized Participant and Deliver them, by credit to the account at DTC which the Authorized Participant shall have identified for such purpose in its Purchase Order, provided that, by 9:00 a.m. (New York time) on the date such issuance and Delivery is to take place:

(i) the Custodian shall have reported in writing to the Trustee that:

(a) in the case of Gold delivered by the Authorized Participant at a facility other than The Bank of England (or, if delivered at The Bank of England, which has since been transferred to another facility), it has reviewed the bar list and the Gold received from the Authorized Participant to assure that the Gold matches the description in the bar list in terms of weight, fineness, refiner’s marks and bar numbers and that, based on that review and on such further examination as the Custodian customarily performs in respect of gold purchased for its own account, the Gold deposited by the Authorized Participant in respect to such Purchase Order (A) complies with (1) the “Good Delivery” Rules of the London Bullion Market Association, and/or (2) the specifications for delivery in settlement of a COMEX gold futures contract, and/or (3) such other standards as the Custodian and the Trustee, with the approval of the Sponsor, may have adopted; and (B) is held by the Custodian on behalf of the Trust in allocated form (except for amounts not to exceed in the aggregate 430 Fine Ounces); or

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(b) in the case of Gold delivered by the Authorized Participant at The Bank of England (and which remains in the custody of The Bank of England), for credit to the Custodian’s account thereat, it has received confirmation of such delivery from The Bank of England and has recorded in the Custodian’s books the ownership of such Gold as belonging to the Trust; and

(ii) the Trustee shall have received from the Authorized Participant a per order transaction fee in the amount of US$2,000.00; and

(iii) any other conditions to the issuance under the Trust Agreement shall have been satisfied.

i. In all other cases, the Trustee shall issue the aggregate number of iShares corresponding to the Baskets ordered by the Authorized Participant and Deliver them by credit to the account at DTC which the Authorized Participant shall have identified for such purpose in its Purchase Order on the Business Day following the date on which the conditions set forth in clauses (i) to (iii) of paragraph “h” above shall have been met.

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ARTICLE III

REDEMPTION PROCEDURES

Section 3.01. Redemption of iShares. Redemption of iShares shall take place only in integral numbers of Baskets in compliance with the following rules:

a. Authorized Participants wishing to redeem one or more Baskets shall place a Redemption Order with the Trustee no later than 4:00 p.m. (New York time) on any Business Day; provided, however, that only Redemption Orders received by the Trustee prior to the Order Cut-Off Time on a Business Day on which a COMEX Relevant Price is announced shall have such Business Day as the Order Date. Redemption Orders received by the Trustee on or after the Order Cut-Off Time on any Business Day, or on a Business Day on which COMEX does not announce a COMEX Relevant Price, shall be considered received at the opening of business on the next Business Day on which a COMEX Relevant Price is announced and shall have as their Order Date such next Business Day.

b. For purposes of paragraph “a” above, a Redemption Order shall be deemed “received” by the Trustee only when each of the following has occurred:

(i) An Authorized Representative shall have placed a telephone call to the Trustee’s Creation and Redemption Line informing the Trustee that the Authorized Participant wishes to place a Redemption Order for a specified number of Baskets.

(ii) Within one hour following such telephone call, the Trustee shall have received, via facsimile or electronic mail message, a duly completed, irrevocable Redemption Order executed by an Authorized Representative of such Authorized Participant.

c. Should the Trustee elect to accept such Redemption Order, it shall communicate its decision to the Authorized Participant by sending to the Authorized Participant (with copy to the Custodian), via facsimile or electronic mail message, no later than 5:00 p.m. (New York time) on the Order Date for such Redemption Order a copy of the corresponding Redemption Order endorsed “Accepted” by the Trustee and indicating the Gold Basket Amount that the Custodian shall Deliver to the Authorized Participant in respect of each Basket being redeemed.

d. Unless otherwise agreed to by the Custodian, Gold will be Delivered by the Custodian in the form of Gold bars only; provided, that an amount of Gold not exceeding 430 Ounces may be Delivered by the Custodian on an Unallocated Basis. While a redeeming Authorized Participant will be entitled to express a preference as to the city or facility where it would like to have the Gold Basket Amount delivered, the Trustee, in consultation with the Custodian and taking into account the best interests of the Trust and the Owners, will have final authority to decide where such delivery will take place. The Custodian shall inform via electronic mail message or facsimile sent to an Authorized Person of the redeeming Authorized Participant no later than 11:00 a.m. (New York time) on the first Custodian Day following the Order Date of such Redemption Order the exact location(s) where Delivery will be made, and the amount of Gold to be Delivered to the Authorized Participant at each such location.

e. Provided that (1) a Redemption Order does not require Delivery by the Custodian of more than 500,000 Fine Ounces of Gold that, following such Delivery, will continue to be held at the Custodian, or more than 50,000 Fine Ounces of Gold that will not be held at the Custodian following such Delivery, and (2) by 9:00 a.m. (New York time) on the third Custodian Day following the Order Date of a Redemption Order, the Trustee shall have confirmed in writing to the Custodian that:

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(i) the Authorized Participant has Delivered to the Trustee’s account at DTC the total number of iShares to be redeemed by such Authorized Participant pursuant to such Redemption Order;

(ii) the Trustee has received a per order transaction fee of US$2,000.00; and

(iii) any other conditions to the redemption under the Trust Agreement have been satisfied,

the Custodian will, as applicable, on such day, at the locations and in the amounts specified in the communication sent in compliance with paragraph “d” above, either: (A) effect physical Delivery to such Authorized Participant of the corresponding amounts of Gold which complies with (1) the “Good Delivery” Rules of the London Bullion Market Association, and/or (2) the specifications for delivery in settlement of a COMEX gold futures contract, and/or (3) such other standards as the Custodian and the Trustee, with the approval of the Sponsor, may have adopted; or (B) credit the account indicated by the redeeming Authorized Participant in its Redemption Order. Having made such Delivery, the Custodian will send written confirmation thereof to the Trustee who will then cancel the iShares so redeemed.

f. If a Redemption Order requires Delivery by the Custodian of between 50,000 and 100,000 Fine Ounces of Gold that will not be held at the Custodian following such Delivery, the Custodian, following receipt of written confirmation from the Trustee as described in clauses “i” to “iii” of paragraph “e” above, will make such Delivery on the fourth Custodian Day following the Order Date of such Redemption Order.

g. In all other cases, Delivery must be completed by the Custodian as soon as, in the reasonable judgment of the Custodian, it is practicable following receipt of written confirmation from the Trustee as described in clauses “i” to “iii” of paragraph “e” above.

h. The foregoing provisions notwithstanding, the Custodian shall not be liable for any failure or delay in making Delivery of Gold in respect of a Redemption Order arising from nuclear fission or fusion, radioactivity, war, terrorist event, invasion, insurrection, civil commotion, riot, strike, act of government, public authority or act of God, or a similar cause that is beyond the Custodian’s control. In the event of any such delay, the time to complete Delivery in respect of a Redemption Order will be extended for a period equal to that during which the inability to perform continues.

i. In the event that, by 9:00 a.m. (New York time) on the third Custodian Day following the Order Date of a Redemption Order governed by paragraph “e” above, or on the fourth Custodian Day following the Order Date of a Redemption Order governed by paragraph “f” above, Trustee’s account at DTC shall not have been credited with the total number of iShares corresponding to the total number of Baskets to be redeemed pursuant to such Redemption Order, the Trustee will cancel such Redemption Order and will send via fax or electronic mail message notice of such cancellation to the respective Authorized Participant and the Custodian.

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IN WITNESS WHEREOF, the Sponsor and the Trustee have executed these Creation and Redemption Procedures as of the date set forth above.

THE BANK OF NEW YORK, in its capacity as Trustee of the iShares COMEX Gold Trust,

By:	/S/ ALFRED L. IRVING
Name: Alfred L. Irving
Title: Vice-President

BARCLAYS GLOBAL INVESTORS, N.A., in its capacity as Sponsor

By:	/S/ MICHAEL LATHAM	By:	/S/ GREGORY A. FRIEDMAN
	Name: Michael Latham		Name: Gregory A. Friedman
	Title: Managing Director		Title: Principal

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ANNEX I TO CREATION AND REDEMPTION PROCEDURES

PURCHASE ORDER

Authorized Participant:

Date:

PIN:

Number of fine ounces of gold to be delivered:

Location(s) where gold will be delivered:

Number of Baskets to be Issued:

Additional information required for issuance of iShares:

This Purchase Order is subject to the terms and conditions of the Depositary Trust Agreement of the i Shares COMEX Gold Trust as currently in effect and the Authorized Participant Agreement among the Authorized Participant, the Trustee and the Sponsor named therein. All representations and warranties of the Authorized Participant set forth in Section 3.2 of the Depositary Trust Agreement and in the Authorized Participant Agreement are incorporated herein by reference and are true and accurate as of the date hereof.

The undersigned does hereby certify as of the date set forth below that he/she is an Authorized Representative under the Authorized Participant Agreement and that he/she is authorized to deliver this Purchase Order to the Trustee on behalf of the Authorized Participant.

Date:	By:
Name:
Title:

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ANNEX II TO CREATION AND REDEMPTION PROCEDURES

REDEMPTION ORDER

Authorized Participant:

Date:

PIN:

Number of iShares to be redeemed:

Additional information required for delivery of the Trust Property:

This Redemption Order is subject to the terms and conditions of the Depositary Trust Agreement of the iShares COMEX Gold Trust as currently in effect and the Authorized Participant Agreement among the Authorized Participant, the Trustee and the Sponsor named therein. All representations and warranties of the Authorized Participant set forth in the Authorized Participant Agreement are incorporated herein by reference and are true and accurate as of the date hereof.

The undersigned does hereby certify as of the date set forth below that he/she is an Authorized Representative under the Authorized Participant Agreement and that he/she is authorized to deliver this Redemption Order to the Trustee on behalf of the Authorized Participant.

Date:	By:
Name:
Title:

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